UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2023

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts

(Address of principal executive offices)

01754

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of AquaBounty Technologies, Inc. (the “Company”), the stockholders of the Company approved Amendment No. 3 (the “Amendment”) to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”). Pursuant to the Amendment, (i) the number of shares of common stock of the Company reserved for issuance under the 2016 Plan was increased from 1,900,000 to 4,300,000 and (ii) the repricing of outstanding awards or the cash buyout of outstanding awards will require stockholder approval. The Amendment is described in Proposal 3 in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 6, 2023 (the “Proxy Statement”).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2023, the Company held the Annual Meeting to consider and vote on the five proposals set forth below, each of which is described in greater detail in the Proxy Statement. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each person named below to serve as a director on the Company’s Board of Directors (the “Board”) for a one-year term of office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Ricardo J. Alvarez	20,519,741	575,301	20,998,071
Erin Sharp	20,484,039	611,003	20,998,071
Gail Sharps Myers	20,461,286	633,756	20,998,071
Christine St.Clare	20,495,750	599,292	20,998,071
Rick Sterling	20,446,699	648,343	20,998,071
Michael Stern	20,509,530	585,512	20,998,071
Sylvia A. Wulf	20,289,444	805,598	20,998,071

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of such vote were as follows:

Votes For	Votes Against	Abstentions
41,282,101	551,144	259,868

Proposal 3 – Approval of an Amendment to the 2016 Equity Incentive Plan, as amended

The stockholders approved the Amendment. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,154,195	1,492,556	448,291	20,998,071

Proposal 4 – Approval, on a Non-Binding, Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,923,957	1,535,701	635,384	20,998,071

Proposal 5 – Approval, on a Non-Binding, Advisory Basis, of the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding, advisory basis, the frequency of future advisory votes on compensation of the Company’s named executive officers. The results of such vote were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
19,903,184	487,366	310,065	394,427	20,998,071

Based on the votes set forth above, the Company’s stockholders approved, on a non-binding, advisory basis, a frequency of 1 year for the non-binding, advisory vote on the compensation of the Company’s named executive officers. The Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of the Company’s named executive officers.

Item 8.01. Other Events.

On May 25, 2023, the Board elected Sylvia Wulf, currently a Director on the Board and the President and Chief Executive Officer of the Company, to also serve as Board Chair, effective May 25, 2023. The Board concluded that it is in the best interests of the Company to combine the roles of Board Chair and Chief Executive Officer in order to drive the most efficient execution of its long-term strategy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Amendment No. 3 to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

May 26, 2023	/s/ David A. Frank
David A. Frank
Chief Financial Officer